Exhibit 10.2
Form 8-K
Viking Systems, Inc.
File No. 000-49636

THIS NOTE AND THE COMMON STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THE NOTE NOR THE COMMON STOCK MAY BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS NOTE AND THE COMMON STOCK REFERENCED HEREIN.

This note is one of a series issued in the aggregate principal amount of up to Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000).


                              VIKING SYSTEMS, INC.


March 22, 2005                                                      $750,000.00

                          10% SECURED CONVERTIBLE PROMISSORY NOTE


     Viking Systems, Inc. (the "Company"), for value received, hereby promises to pay to ST. CLOUD CAPITAL PARTNERS, L.P. or registered assigns (the "Holder") on March 22, 2006, or such earlier date as this Note may become due and payable pursuant to Section 6 hereof (the "Maturity Date"), the principal sum of Seven Hundred and Fifty Thousand Dollars ($750,000.00), and to pay interest on the outstanding principal sum hereof at the rate of ten percent (10%) per annum. This 10% Secured Convertible Promissory Note (this "Note") is issued to the Holder pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of the date hereof, and any amendments thereto (the "Securities Purchase Agreement") entered into by the Company, the Lead Lender and Collateral Agent, and those persons and entities described in the Securities Purchase Agreement as an "Investor." All capitalized terms used herein without definitions shall have the respective meanings provided therefore in the Securities Purchase Agreement.

     1. Repayment. Monthly payments of interest only shall be paid by the Company to Holder commencing on March 31, 2005, and on the last business day of each succeeding month through and including February 28, 2006. The unpaid principal amount of this Note and accrued but unpaid interest thereon, if any, shall be paid on the Maturity Date by the Company to the Holder.



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     Both  principal  hereof and interest  thereon are payable at the address of the Holder designated in the Securities Purchase Agreement or at such other place as the Holder may from time to time designate in writing. Any payment otherwise due on a Saturday, Sunday or legal bank holiday may be paid on the following business day. Payments shall be made in lawful money of the United States of America. Interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

     2. Security. This Note is secured as provided for in the Securities Purchase Agreement and the Security Agreement referred to therein.

     3. Transfers of Note to Comply with the 1933 Act. The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a Person whom the Note may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such Person to comply with the provisions of this Section 3 with respect to any resale or other disposition of the Note; or (2) to any Person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

     4. Prepayment; Repayment Upon Consolidation or Merger. The principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time in installments not less than the lesser of (i) twenty-five percent (25%) of the original principal amount of the Note and (ii) the remaining outstanding principal balance of this Note; provided that the Company gives not less than thirty (30) days' prior written notice to Holder of the Company's election to prepay this Note. Upon any prepayment of the entire principal amount of this Note, all accrued, but unpaid, interest shall be paid to the Holder on the date of prepayment.

     This Note shall be paid in full, without premium,  in the event the Company
(i) sells, leases or transfers all or a substantial portion of the assets of the Company or (ii) reorganizes, consolidates or merges with or into another Person, unless (A) the Company shall be the surviving corporation and the shareholders of the Company immediately prior to such reorganization, consolidation or merger own more than fifty (50%) of the voting securities of the Company immediately after such transaction or (B) the other corporation controls, is under common control with or is controlled by the Company immediately prior to the consolidation or merger whether or not the Company shall be the surviving corporation in such consolidation or merger, in which event this Note shall remain outstanding as an obligation of the consolidated or surviving corporation.

     5. Conversion of Note. The Holder shall have the right from time to time, and at any time on or prior to the Maturity Date, to convert all or any part of the entirety of the debt then outstanding under this Note into fully-paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, in accordance with the terms of Section 4 of the Securities Purchase Agreement.

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

     Notwithstanding the foregoing, in the event that any sums due under this Note are not repaid on the Maturity Date, in lieu of accepting repayment of the Note from the Company, the Holder will have the option at any time and from time to time to convert the entirety of the debt then outstanding, plus any accrued but unpaid interest thereon, under this Note into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, pursuant to the terms of Section 4 of the Securities Purchase Agreement.

     The Company may require the Holder to convert this Note into shares of Common Stock pursuant to the terms and conditions of the Securities Purchase Agreement.

     As long as this Note is outstanding, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion in full of this Note and, from time to time, shall take all steps necessary to amend its certificate of incorporation to provide sufficient reserves of shares of Common Stock issuable upon conversion in whole of this Note. The Company covenants that all shares of Common Stock which may be issued upon conversion of this Note will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     6. Events of Default and Remedies.

          (a) Any one or more of the following events which shall have occurred and be continuing shall constitute an event of default ("Event of Default"):

               (i) Failure to make any payment hereunder when due or interest thereon within five days of the date when due; or

               (ii) Any representation or warranty made by the Company or any officer of the Company in the Securities Purchase Agreement, this Note, the Security Instruments, or in any agreement, report, certificate or other document delivered to the Holder pursuant to the Loan Documents shall have been incorrect in any material respect when made which shall not have been remedied ten (10) days after written notice thereof shall have been given to the Company; or

               (iii) The Company shall fail to perform or observe any covenant contained in the Securities Purchase Agreement or any other Loan Document and such default, if capable of being remedied, shall not have been remedied ten (10) days after written notice thereof shall have been given to the Company; or

               (iv) The Company (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property,

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

          or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set fort above in this subsection; or

               (v) Any  proceeding  shall  be  instituted  against  the  Company
          seeking  to   adjudicate   it  bankrupt  or   insolvent,   or  seeking
          dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

               (vi) The occurrence of any event of default or other event triggering acceleration of any indebtedness by the Company under any note, agreement or other instrument involving the issuance of indebtedness (but not including any trade payables incurred in the ordinary course of business), whether such indebtedness now exists or may hereafter be created, if, as a result of such event of default or other event, the maturity of such indebtedness has been accelerated or has otherwise become or been declared to be due prior to its stated maturity and the principal amount of such indebtedness which has been accelerated or has otherwise become or been declared to be due exceeds, individually or in the aggregate, One Hundred Thousand Dollars ($100,000); or

               (vii) The making or filing of any money judgment, writ or similar process in excess of One Hundred Thousand Dollars ($100,000) against the Company or any of the property or other assets of the Company which shall remain unsatisfied, unvacated, unhanded or unstayed until the date that is the earlier to occur of thirty (30) days after such judgment, writ or similar process is entered and five (5) days prior to the date of any proposed sale thereunder; or

               (viii) The levying of any writ of attachment against any property or other assets of the Company not fully covered by insurance in force valued individually or in the aggregate at an amount equal to or greater than One Hundred Thousand Dollars ($100,000) unless the Company posts a bond or obtains other relief for the release of such attachment within thirty (30) days; or

               (ix) The suspension of the usual business activities of the Company or the winding up or the complete or partial liquidation of the Company's business; or

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

               (x) The Company shall challenge, or institute or join in any proceedings to challenge the validity, binding effect or enforceability of this Note or any endorsement of this Note or any other obligation to Holder; or

               (xi) The Security Agreement or any provision thereof shall cease to be in full force or effect or shall be declared to be null or void or otherwise unenforceable in whole or in part; or Holder shall not have or shall cease to have a valid and perfected security interest in the collateral described in the Security Agreement; or

               (xii) The removal of the Lead Lender Director for any reason without the approval of St. Cloud.

          (b) In the event of and immediately upon the occurrence of an Event of Default, the Note shall become immediately due and payable without any action by the Holder and the Note shall bear interest until paid at the rate of 15% per annum (the "Default Interest Rate"). If an Event of Default occurs and is continuing, Holder may pursue any remedy available at law or in equity or provided for in any Loan Document to collect the payment of all amounts due under the Note or to enforce the performance of any provision of the Note, and all expenses incurred by Holder in connection with any remedy shall be deemed indebtedness of the Company. For the avoidance of doubt, the occurrence of an Event of Default as set forth in
     Section 6(a)(iv) and Section 6(a)(v) above shall make all sums of principal and interest then remaining unpaid and all other amounts payable hereon due and payable, all without demand, presentment, notice or protest, all of which hereby are expressly waived, and will permit Holder to exercise any other right available to it at law or in equity, all which rights and powers may be exercised cumulatively. No delay or failure of Holder in the exercise of any right or remedy provided for under this Note or under any of the Loan Documents shall be deemed a waiver of such right by Holder. No exercise or partial exercise or waiver of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or of any other right or remedy that Holder may have under this Note or under any of the Loan Documents. Enforcement of any of Holder's rights as to any security for the Promissory Note shall not affect Holder's right to enforce payment of the Promissory Note and to recover judgment for any portion thereof remaining unpaid. The rights and remedies set forth in this Note and in any of the Loan Documents are cumulative and not exclusive of any other right or remedy that Holder may have.

          (c) In no event shall Holder be entitled to interest exceeding the maximum rate permitted by law or under the applicable regulations promulgated by the United States Small Business Administration (the "SBA"). If any excess interest is provided for or shall be adjudicated to be so provided for in this Note, or if any payment or other consideration under this Note or the Securities Purchase Agreement is determined by the SBA to exceed the amount permitted under applicable regulations promulgated by the SBA, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) the Company shall not be obligated to pay the amount of such interest or other payment or consideration to the extent that it is in excess of the maximum amount permitted by law, and the same shall be construed as a mutual mistake of the parties; and (iii) any such excess which may have been collected or attributed shall, at the option of Holder, be subtracted from the then unpaid principal amount hereof or refunded to the Company.

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

     7.  Failure to Pay Upon  Maturity.  In the event that the sum due under the
Note is not repaid on the Maturity Date, the Holder will have the option to either have the Note accrue interest at the Default Interest Rate or such amount as legally allowed until paid, or to convert the entirety of the debt then outstanding under the Note into the shares of Common Stock at the a price equal to $.05 per share. Such conversion price in the event of default is subject to adjustment pursuant to the terms of the Securities Purchase Agreement.

     8. Unconditional Obligation; Fees, Waivers, Other.

          (a) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

          (b) The Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Securities Purchase Agreement, incurred in the collection and enforcement of this Note and to indemnify Holder against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by Holder in connection with the collection and enforcement of this Note (including, without limitation, in connection with any bankruptcy, insolvency, reorganization or workout). In addition, the Company agrees to pay, and to save Holder harmless from all liability for, any stamp or other documentary taxes which may be payable in connection with the Company's execution or delivery of this Note.

          All payments made by the Company under this Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Holder as a result of a present or former connection between Holder and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Holder under this Note, the amounts so payable to Holder shall be increased to the extent necessary to yield to Holder (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter (and, in any event, within five (5) business days) the Company shall send to Holder for its own account a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Holder the required receipts or other required documentary evidence, the Company shall indemnify, defend and hold Holder harmless for any incremental taxes, interest or penalties that may become payable by Holder as a result of any such failure.

          (c) No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of

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

     any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

          (d) This Note may not be modified or discharged (other than by payment or conversion) except in a writing duly executed by the Company and Holder.

          (e) Holder hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Company had or is existing as security for any amount called for hereunder.

     9. Miscellaneous.

          (a) The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

          (b) Any notice required or desired to be given by the parties hereto shall be in writing and may be personally delivered; mailed by regular mail or certified mail, return receipt requested; sent by telephone facsimile with a hard copy sent by regular mail; or sent by a nationally recognized receipted overnight delivery service, including, by example and not limitation, United Parcel Service, Federal Express, or Airborne Express. Any such notice shall be deemed given when personally delivered; if mailed by regular mail, three (3) days after deposit in the United States mail, postage prepaid; if mailed by certified mail, return receipt requested, three (3) days after deposit in the United States mail, postage prepaid, or on the day of receipt by the recipient, whichever is sooner; if sent by telephone facsimile, on the day sent if sent on a business day during normal business hours of the recipient or on the next business day if sent at any other time; or if sent by overnight delivery service, one (1) business day after deposit in the custody of the delivery service. The addresses and telephone numbers for the mailing, transmitting, or delivering of notices shall be as follows:


      If to Holder to:                     St. Cloud Capital Partners, L.P.
                                           10866 Wilshire  Boulevard,  Suite
                                           1450
                                           Los Angeles, California 90024
                                           Facsimile:  (310)475-0550
                                           Attn: Cary S. Fitchey

      If to the Company, to:               Viking Systems, Inc.
                                           7514 Girard Avenue, Suite 1509
                                           La Jolla, CA 92037
                                           Facsimile:  858-225-0467
                                           Attn: Tom Marsh

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

      With copies to:                      Cohne, Rappaport & Segal
                                           257 East 200 South, Suite 700
                                           Salt Lake City, UT 84111
                                           Facsimile:  801-355-1813
                                           Attn: A. O. Headman, Jr.


     Notices of a change of address of a party shall be given in the same manner as all other notices as hereinabove provided.

          (c) Except as set forth in the Loan Documents, the Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note and in the other Loan Documents.

          (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

          (e) At any time or from time to time upon the request of Holder, the Company will execute and deliver such further documents and do such other acts and things as Holder may reasonably request in order fully to effectuate the purposes of this Note, and to provide for the payment of the principal and interest due hereunder.

          (f) This Note shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the conflicts of law principles thereof or the actual domiciles of the parties. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of California and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

          (g) No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder officer, director, agent or attorney of the Company, or of any successor corporation, either directly or through the Company or any successor corporation, otherwise all such liability of the incorporators, stockholders, officers, directors, attorneys and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

          (g) This Note shall bind the Company and its successors and assigns.


                                  [Signature Page Follows]

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

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the day and year first above written.


                               VIKING SYSTEMS, INC.


                               By:  /s/ Thomas B. Marsh
                               Name:  Thomas B. Marsh
                               Title:  President and Chief Executive Officer


                                       9